Exhibit 99.3

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

NINE-MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (UNAUDITED)

(In thousands)

	Reference to Notes	September 30, 2015	September 30, 2014
Net revenue	5	$620,957	$728,303
Cost of goods sold		436,039	524,381

Gross profit		184,918	203,922
Operating expenses:
Selling, general and administrative		76,643	105,211
Related party—management fees		1,562	1,571
Litigation expense	12	12,894	3,100
Insurance recoveries	12	(12,894)	—
Facility closure costs	6	5,953	—

Operating income		100,760	94,040
Interest expense, net		35,928	30,398
Loss on extinguishment of debt	8	—	7,860
Loss on interest rate caps/swaps, net	9	7,003	295
Foreign currency exchange gain, net		(107)	(333)
Other income		(101)	(1,218)

Income before income tax		58,037	57,038
Income tax expense	10	18,103	17,084

Net income		$39,934	$39,954

See Notes to Unaudited Condensed Consolidated Financial Statements.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NINE-MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (UNAUDITED)

(In thousands)

	Reference to Notes	September 30, 2015	September 30, 2014
Net income		$39,934	$39,954
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment		(12,528)	(18,605)
Net gain from pension plans:
Reclassification adjustment for amortization of prior service cost included in net income	11	40	82
Reclassification adjustment for net actuarial loss included in net income	11	1,373	544
Reclassification adjustment for curtailment expense included in net income	11	40	197
Pension tax benefit		(143)	(118)

Net gain from pension plans		1,310	705

Total other comprehensive loss		(11,218)	(17,900)

Comprehensive income		$28,716	$22,054

See Notes to Unaudited Condensed Consolidated Financial Statements.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share amount)

	Reference to Notes	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents		$44,439	$39,312
Accounts receivable, net of allowance for doubtful accounts of $555 and $514, in 2015 and 2014, respectively		97,572	93,906
Other receivables		8,710	11,276
Inventory:
Raw material inventory		32,239	40,401
Finished goods inventory		64,603	72,989

Total inventory		96,842	113,390
Insurance receivable	12	93,104	80,210
Deferred income tax assets		549	578
Receivables from related parties	12	3,506	2,835
Prepaid expenses and other current assets		13,261	12,542

Total current assets		357,983	354,049
Property, plant, and equipment, net		239,179	245,025
Intangible assets, net		64,730	71,906
Long-term deferred income taxes		6,150	3,962
Other assets		24,465	27,406

Total assets		$692,507	$702,348

Liabilities and shareholder’s deficiency in assets
Current liabilities:
Accounts payable		$77,322	$91,673
Accrued liabilities	7	44,429	33,451
Accrued liabilities for litigations	12	93,665	80,771
Deferred income tax liabilities		4,205	448
Payables to related parties		4,759	8,696
Short-term borrowings		1,435	—
Current portion of long-term debt	8	4,851	—

Total current liabilities		230,666	215,039
Long-term deferred income tax liabilities		46,017	51,234
Long-term debt	8	773,941	822,621
Pension liabilities		39,616	42,666
Deferred income		8,281	9,866
Other liabilities		13,493	9,072

Total liabilities		1,112,014	1,150,498
Shareholder’s deficiency in assets:
Common shares, $0.01 par value—350 shares authorized and outstanding		—	—
Paid-in capital		755	828
Accumulated deficit		(343,054)	(382,988)
Accumulated other comprehensive loss		(77,208)	(65,990)

Total shareholder’s deficiency in assets	14	(419,507)	(448,150)

Total liabilities and shareholder’s deficiency in assets		$692,507	$702,348

See Notes to Unaudited Condensed Consolidated Financial Statements.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER’S DEFICIENCY IN ASSETS

NINE-MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (UNAUDITED)

(In thousands, except share amounts)

	Common Shares	Nominal Amount	Paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss)/ income	Total
Balance at December 31, 2013	350	$—	$—	$(85,635)	$(20,355)	$(105,990)
Contribution from Parent	—	—	55	—	—	55
Share-based compensation	—	—	2,050	—	—	2,050
Net income	—	—	—	39,954	—	39,954
Other comprehensive loss					(17,900)	(17,900)
Dividend distribution	—	—	(1,366)	(395,704)	—	(397,070)

Balance at September 30, 2014	350	$—	$739	$(441,385)	$(38,255)	$(478,901)

	Common Shares	Nominal Amount	Paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss)/ income	Total
Balance at December 31, 2014	350	—	828	(382,988)	(65,990)	(448,150)
Contribution from Parent	—	—	100	—	—	100
Share-based compensation	—	—	(173)	—	—	(173)
Net income	—	—	—	39,934	—	39,934
Other comprehensive loss	—	—	—	—	(11,218)	(11,218)

Balance at September 30, 2015	350	$—	$755	$(343,054)	$(77,208)	$(419,507)

See Notes to Unaudited Condensed Consolidated Financial Statements.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE-MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (UNAUDITED)

(In thousands)

	September 30, 2015	September 30, 2014
Operating activities
Net income	$39,934	$39,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,795	25,729
Impairment	2,125	—
Noncash share-based compensation	(173)	2,050
Foreign currency exchange gain, net	(107)	(333)
Loss (gain) on sale of investment and assets	86	(266)
Unrealized loss on financial instruments, net	7,140	298
Loss on extinguishment of debt	—	7,860
Amortization of debt issuance costs	2,892	3,173
Accretion of original issue discount	1,171	1,973
Deferred income tax (benefit) expense	(3,291)	250
Change in assets and liabilities:
Accounts receivable	(6,164)	(3,193)
Accounts receivable from related parties	(717)	(553)
Inventory	12,806	(8,336)
Accounts payable	(8,739)	(15,429)
Payable to related parties	(3,932)	(1,970)
Litigation liability/receivable, net	—	3,100
Other assets and liabilities	8,758	(4,850)

Net cash provided by operating activities	74,584	49,457
Investing activities
Proceeds from sales of investment and assets	—	600
Additions to property, plant, and equipment	(23,437)	(19,325)

Net cash used in investing activities	(23,437)	(18,725)
Financing activities
Proceeds from (repayment of) insurance financing	1,435	1,392
Proceeds of first and second lien long-term debt	—	875,600
Repayments of first and second lien long-term debt	(45,000)	(490,000)
Debt issuance costs	—	(20,902)
Dividend distribution	—	(397,070)
Repayment of capital lease obligation	—	(257)
Contributions from Parent	100	55

Net cash used in financing activities	(43,465)	(31,183)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,555)	(2,632)

Increase/(decrease) in cash and cash equivalents	5,127	(3,082)
Cash and cash equivalents at beginning of the period	39,312	37,994

Cash and cash equivalents at end of the period	$44,439	$34,912

Supplemental cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$33,498	$27,149
Income taxes	$15,385	$25,763
Noncash investing activities:
Additions to property, plant and equipment included in accounts payable	$2,088	913

See Notes to Unaudited Condensed Consolidated Financial Statements.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Table of Contents

Note
1.	Description of Business	7
2.	Basis of Presentation	7
3.	Significant Accounting Policies	8
4.	Recent Accounting Pronouncements	8
5.	Revenue	9
6.	Facility Closure	9
7.	Accrued Liabilities	9
8.	Debt	10
9.	Fair Value of Financial Instruments	11
10.	Income Taxes	14
11.	Retirement and Other Deferred Compensation Plans	14
12.	Contingencies	15
13.	Share-Based Compensation	16
14.	Shareholder’s Deficiency in Assets	17
15.	Subsequent Events	18

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Description of Business

In these notes to the condensed consolidated financial statements, unless the context requires otherwise, references to “Arizona Chemical”, the “Company”, “we”, “our”, or “us” refer to Arizona Chemical Holdings Corporation, a Delaware company, and its consolidated subsidiaries. “American Securities” refers to American Securities, LLC and its affiliated entities; “Rhône Capital” refers to Rhône Capital LLC and its affiliated entities, including AZ Chem Investments Partners LP, the general partner of certain associated funds with investments in Arizona Chemical; and “International Paper” refers to International Paper Company who holds an interest in AZ Chem Investment Partners LP.

We are a worldwide supplier of pine-based chemicals. We refine and further upgrade two primary feedstocks, crude tall oil (“CTO”) and crude sulfate turpentine (“CST”) both of which are wood pulping co-products, into specialty chemicals.

We have the ability to process a wide variety of CTO feedstocks. We have long-term supply contracts with International Paper pursuant to which they agree to sell to us, and we agree to purchase from them, all of the CTO and CST produced at its existing U.S. paper mills. We also have the option to purchase all of the CTO and CST produced at International Paper’s future paper mills worldwide. In addition, we maintain long-standing relationships with other major suppliers in the United States and Europe.

We have our principal executives’ offices in Jacksonville (FL), United States and Almere, The Netherlands and have nine manufacturing facilities located in Finland, France, Germany, Sweden, the United States (“U.S.”) and the United Kingdom (“U.K.”). Manufacturing operations are supported by research and development laboratories at Savannah (GA), U.S.; Shanghai, China; and Almere, The Netherlands plus sales offices in Miami (FL), U.S.; San Juan del Rio, Mexico; Moscow, Russia; Singapore; and Shanghai, China.

On September 28, 2015 Kraton Performance Polymers, Inc. (NYSE: KRA), a global producer of highly-engineered polymers, announced that they entered into a definitive agreement with American Securities to acquire and sell all of the capital stock of Arizona Chemical Holdings Corporation for a cash purchase price of $1.37 billion. The acquisition is expected to close in late 2015 or early 2016, subject to certain customary closing conditions and the clearances and approvals under the rules of antitrust and competition law authorities in the United States, Germany, Russia and the Ukraine.

2. Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The condensed consolidated financial statements include the accounts of the Company. All intercompany transactions have been eliminated.

These condensed consolidated financial statements should be read in conjunction with the Arizona Chemical Holdings Corporation consolidated financial statements and notes thereto included in our Annual Report for the year ended December 31, 2014 and reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly our results of operations and financial position. Amounts reported in our Condensed Consolidated Statements of Income are not necessarily indicative of amounts expected for the respective annual periods or any other interim period, in particular due to the effect of seasonal changes and weather conditions that typically affect our sales into paving and roofing applications. Amounts reported in our Condensed Consolidated Statements of Income are not necessarily indicative of amounts expected for the respective annual periods or any other interim period, in particular due to the effect of seasonal changes and weather conditions that typically affect our sales into roads and construction applications.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3. Significant Accounting Policies

Our significant accounting policies have been disclosed in the Summary of Significant Accounting Policies in our consolidated financial statements for the year ended December 31, 2014. There have been no changes to the policies disclosed therein. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with those policies.

4. Recent Accounting Pronouncements

The Company assessed the accounting pronouncements that were issued up to the date that the condensed financial statements were available to be issued. The issued accounting pronouncements that potentially could impact the accounting principles of the Company are discussed below.

Presentation of Debt Issuance Costs—In April 2015, the FASB issued ASU 2015-03. Under this ASU, an entity presents debt issuance costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of costs is reported as interest expense. The amendment does not affect the current guidance on the recognition and measurement of debt issuance costs. For non-public entities the ASU is effective for fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. Early adoption is allowed for financial statements that have not been previously issued. The new guidance needs to be applied retrospectively to all prior periods. The Company is considering whether or not to elect early adoption of this ASU.

In August 2015, the FASB issued ASU 2015-15, to clarify that given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to the line-of-credit arrangements, such costs may be presented as an asset and subsequently amortized ratably over the term of the line-of-credit arrangement. The Company is considering whether or not to elect early adoption of this ASU.

Measurement of Inventory—On July 22, 2015, the FASB issued ASU 2015-11. Under this ASU, entities are required to measure its inventory at the lower of cost and net realizable value, superseding the current guidance in which an entity must measure inventory at lower of cost or market. Under this simplified guidance the need to determine replacement cost and to evaluate whether it is above or below the ceiling is eliminated. For non-public entities the ASU is effective for fiscal years beginning after December 15, 2016, and interim periods therein. Early adoption is allowed for financial statements that have not been previously issued. The new guidance needs to be applied prospectively.

Revenue Recognition In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is the new comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The ASU was to be effective for annual reporting of non-public companies beginning after December 15, 2017 and accounting interim periods beginning after December 15, 2018.

On August 12, 2015, the FASB issued ASU 2015-14. In this ASU the effective date as set in ASU 2014-09 is deferred for all entities by one year. The Company will continue its procedures of evaluating the new Revenue from Contracts with Customers standard and its impact on our accounting policy and our procedures around contracts with customers.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. Revenue

Included in revenue is revenue recognized with customers with whom we have agreements to purchase CTO and to sell back to them the Company’s by-product, pitch. As the pitch price is linked to the oil price, we saw a decrease of pitch revenue. The pitch sales amounted to $24.5 million and $45.3 million for the nine months ended September 30, 2015 and 2014, respectively.

6. Facility Closure

We announced on May 27, 2015 that we will cease production at the Chester-le-Street plant in the U.K. in December 2015. We will continue production to ensure a smooth transition for our customers and suppliers. In connection with this cease in production we recorded the fixed assets at its recoverable amount, resulting in an impairment of $2.1 million. In addition, we accrued $3.7 million for expected restructuring and pension costs. All plant closure costs were recorded during the nine month period ended September 2015. There were no accrued facility costs during the nine months period ended September 30, 2014.

Facility Closure costs	Note	September 30, 2015
Impairment property, plant and equipment		$2,125
Write down spare parts		41

Total write down		2,166
Severance costs, included in restructuring	7	1,521
Early retirement benefit, included in pensions		1,574
Asset retirement obligation, included in other liabilities	7	692

Total accruals		3,787

Total facility closure costs		$5,953

7. Accrued Liabilities

Accrued liabilities as of September 30, 2015 and December 31, 2014, consisted of the following (in thousands of U.S. dollars):

	Note	September 30, 2015	December 31, 2014
Payroll and benefits accruals		$13,033	$13,957
Income and other taxes		8,191	594
Accrued environmental remediation	12	4,458	4,839
Accrued rebates		3,228	3,155
VAT payables		1,567	909
Restructuring		1,948	1,242
Current portion deferred income		2,115	2,115

Interest rate swaps	9	3,047	2,173
Other		6,842	4,467

Total		$44,429	$33,451

Included in accrued environmental remediation is $0.7 million at September 30, 2015 and $1.0 million at December 31, 2014, for a CTO leakage event that occurred in 2011 in the Langrör storage depot in Söderhamn, Sweden (see Note 12).

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8. Debt

Debt and credit agreements as of September 30, 2015 and December 31, 2014, consisted of the following (in thousands of U.S. dollars):

	September 30, 2015	December 31, 2014
First lien term loan	$637,000	$682,000
Second lien term loan	150,000	150,000

Total	787,000	832,000
Discount on first lien term loan, net of accretion	(7,550)	(8,666)
Discount on second lien term loan, net of accretion	(658)	(713)

Total	778,792	822,621
Less current portion	(4,851)	—

Long-term debt	$773,941	$822,621

Debt issuance costs included in other assets	$20,255	$23,147

On June 12, 2014, the Company entered into a new $730.0 million first lien credit agreement and a $150.0 million second lien credit agreement. The loans were issued at a discount of 0.5% for total net proceeds of $875.6 million.

The new first lien term loan was entered into on June 12, 2014 with a syndication of banks and is collateralized by a first-priority lien on substantially all U.S. assets and equity interests of the Company and is denominated in U.S. dollars with a seven-year maturity. With the proceeds, the previously outstanding first lien loan of $449.0 million was repaid and a dividend of $397.1 million was distributed to our shareholders and $8.2 million was distributed to the common profit interests’ holders (see Note 13). Interest is payable quarterly at either the greater of the prime rate or 2.0%, plus a 2.5% margin or the greater of London InterBank Offered Rate (“LIBOR”) or 1.0%, plus a 3.5% margin. The interest rate on the new first lien loan was 4.5% at September 30, 2015 and December 31, 2014. Principal is payable quarterly in the amount of  1⁄4 of 1.0% of the outstanding term loan balance. Payments of $11.0 million in June 2014 were applied against the mandatory payments for 2014 and 2015, and therefore we do not have a current portion of long-term debt at December 31, 2014.

The new second lien term loan was entered into on June 12, 2014 with a syndication of banks and is collateralized by a second-priority lien on substantially all U.S. assets and equity interests of the Company and is denominated in U.S. dollars with an eight-year maturity. Interest is payable quarterly at either the greater of the prime rate or 2.0%, plus a 5.5% margin or the greater of London InterBank Offered Rate (“LIBOR”) or 1.0%, plus a 6.5% margin. The interest rate on the second lien loan was 7.5% at September 30, 2015 and December 31, 2014. Principal is payable at maturity on June 12, 2022.

We have available a $60 million revolving credit facility that can be borrowed in Euros or in U.S. dollars with a five-year maturity. There were no borrowings under the revolving credit facility in either the period ended September 30, 2015 or year ended December 31, 2014.

The discount on term loans, net of accretion was calculated using an effective interest rate of 6.0% for the nine month period ended September 30, 2015, and 6.9% for the nine month period ended September 30, 2014.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

We recorded a loss on debt extinguishment in second quarter 2014 for the loans provided by lenders from the previous first lien term loan that did not continue to participate in the new first lien term loan. The loss on debt extinguishment was $7.9 million. We incurred $20.9 million of debt issuance costs with the new financing, of which $3.4 million was expensed in 2014.

9. Fair Value of Financial Instruments

The following summarizes our derivative instruments movement for the nine month period ended September 30, 2015 and the nine months period ended September 30, 2014:

	Asset (Liability) Derivatives
Derivatives Not Designated as Hedging Instruments	Natural Gas Caps	Foreign Exchange Contracts	Interest Rate Caps	Interest Rate Swaps	Total
Balance at December 31, 2013	$124	$(68)	$119	$(3,739)	$(3,564)
Purchase of caps / payments on swaps	178	—	—	1,881	2,059
Receipts on natural gas caps	(210)	—	—	—	(210)
Loss on natural gas caps including in cost of goods sold	(3)	—	—	—	(3)
Loss on interest rate caps/swaps, net	—	—	(92)	(203)	(295)
Gain included in foreign currency exchange	—	322	—	—	322

Balance at September 30, 2014	$89	$254	$27	$(2,061)	$(1,691)

	Asset (Liability) Derivatives
Derivatives Not Designated as Hedging Instruments	Natural Gas Caps	Foreign Exchange Contracts	Interest Rate Caps	Interest Rate Swaps	Total
Balance at December 31, 2014	$21	$170	$(840)	$(3,837)	$(4,486)
Purchase of caps / payments on swaps	245	—	—	1,544	1,789
Loss on natural gas caps including in cost of goods sold	(137)	—	—	—	(137)
Loss on interest rate caps/swaps, net	—	—	(1,275)	(5,728)	(7,003)
Gain included in foreign currency exchange	—	(175)	—	—	(175)

Balance at September 30, 2015	$129	$(5)	$(2,115)	$(8,021)	$(10,012)

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The estimated fair values of the Company’s financial instruments as of September 30, 2015 and December 31, 2014, were as follows (in thousands of U.S. dollars):

	September 30, 2015		December 31, 2014
Asset (Liability)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt	$(778,792)	$(778,042)	$(822,621)	$(810,245)
Interest rate cap
(included in prepaid expenses and other current assets)	—	—	10	10
Interest rate cap
(included in other liabilities)	(2,115)	(2,115)	(850)	(850)
Interest rate swaps
(included in other liabilities)	(4,974)	(4,974)	(1,664)	(1,664)
Interest rate swaps
(included in accrued liabilities)	(3,047)	(3,047)	(2,173)	(2,173)
Natural gas cap
(included in prepaid expenses and other current assets)	129	129	21	21
Foreign exchange contracts
(included in prepaid expenses and other current assets)	(5)	(5)	170	170

The methods and assumptions used to estimate the fair value of each class of financial instruments are set forth below:

Long-Term Debt—The fair value of long-term debt is estimated based on borrowing rates currently available to the Company for loans with similar terms and maturities and discounted back to the present value. The Company obtains fair value measurements on its long-term debt obligations from third-party providers. Significant factors evaluated include changes in margin on its various loans and its ability to make future debt payments.

Derivative Financial Instruments—The fair values of the derivative assets and liabilities are based on market prices obtained from independent brokers or determined using quantitative models that use as their basis readily observable market parameters that are actively quoted and can be validated through external sources, including third-party pricing services, brokers and market transactions. Counterparties to our derivatives are major banking institutions with credit ratings of investment grade or better and the risk of loss due to nonperformance is considered by management to be minimal. The collateral under the credit agreement also supports our counterparties for the derivative financial instruments that are also lenders under the credit agreement (see Note 8).

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following summarizes the valuation of our financial instruments reported at fair value by the three-tier valuation hierarchy levels as of the valuation dates listed (in thousands of U.S. dollars):

		Fair value measurements using
	Total	Quoted Prices in Active Market for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of September 30, 2015:
Interest rate caps	$(2,115)	$—	$(2,115)	$—
Interest rate swaps	(8,021)	—	(8,021)	—
Natural gas caps	129	—	129	—
Foreign exchange contracts	(5)	—	(5)	—

As of December 31, 2014:
Interest rate caps	$(840)	$—	$(840)	$—
Interest rate swaps	(3,837)	—	(3,837)	—
Natural gas caps	21	—	21	—
Foreign exchange contracts	170	—	170	—

Interest rate risk—The Company enters into interest rate cap and interest rate swap agreements to reduce our cash flow exposure to market risk from changes in interest rates. The following summarizes the characteristics of our outstanding cap and swap agreements as of September 30, 2015 (amounts in U.S. dollars):

	Notional amount	Maturity	Cap/swap rate	Floating rate
Interest rate caps	$375 million	December 2015 - 2018	1.25%-3.00%	3 Months LIBOR
Interest rate swaps	$413 million	December 2016 - 2018	1.46%-2.30%	3 Months LIBOR

Natural gas—In order to better predict and control the future cost of natural gas consumed at the Company’s plants, the Company engages in financial hedging of future gas purchase prices. The Company’s natural gas usage is relatively predictable month-by-month. The Company hedges primarily with financial instruments that are priced based on New York Mercantile Exchange (NYMEX) natural gas futures contracts.

The following summarizes the characteristics of our outstanding cap agreements as of September 30, 2015 (amounts in U.S. dollars):

	Quantity	Unit of measure	Maturity	Strike price	Buy / Sell
Natural gas caps	2,492,000	MMBTU	3-12 Months	$3.40 - $5.15	Buy

Foreign Exchange—The Company uses foreign currency forward contracts to manage future cash flows with respect to exchange rate fluctuations. The derivative contracts hedges the variability of exchange rates on the Company’s cash flows and foreign cash deposits.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following summarizes the characteristics of our foreign exchange contracts to sell EUR and buy USD and SEK as of September 30, 2015 (amounts in U.S. dollars):

	Currency	Notional U.S. Dollar equivalent
Foreign exchange contracts	USD	$18,520,000
Foreign exchange contracts	SEK	$12,760,000

10. Income Taxes

The Company files income tax returns in many countries, principally in the United States, China, Finland, the U.K., France, the Netherlands, Germany, and Sweden. Generally, tax years 2008 through 2014 remain open and subject to examination by the relevant tax authorities. The Company believes that adequate amounts have been provided for any adverse adjustments as a result of any examinations. The effective tax rate differs from the federal statutory tax rate due to the varying tax rates by country.

The U.K. enacted a reduction in the corporate income tax rate from 23% to 21% effective April 1, 2014 and a reduction from 21% to 20% effective April 1, 2015. During 2015 and 2014, the Company did not realize any material tax cost or benefit from these changes. September 30, 2015, the U.S. tax rate was reduced to 37.5% from 37.9% due to a change in the statutory state rate. During the nine months ended September 30, 2015, the Company realized a tax benefit of $433k.

On January 17, 2014, the Company received formal notification from the IRS that there would be no adjustments to the reported taxable income for 2010. As a result of the matter being effectively settled upon formal notification from the IRS. The Company recognized $5.9 million in tax benefits in the nine months period ended September 30, 2014 upon formal notification from IRS, when effectively settled. There was no impact on cash flows as a result of the resolution of this matter.

11. Retirement and Other Deferred Compensation Plans

The Company sponsors noncontributory defined benefit pension plans. The periodic benefit cost for the Company’s defined benefit pension plans for the nine months ended September 30, 2015 and 2014, was as follows (in thousands of U.S. dollars):

	September 30, 2015			September 30, 2014
	U.S. Plan	Non- U.S. Plan	Total	U.S. Plan	Non- U.S. Plan	Total
Service cost	$399	$2,097	$2,496	$645	$1,830	$2,475
Interest cost	408	2,407	2,815	384	2,852	3,236
Expected return on plan assets	(440)	(2,882)	(3,322)	(366)	(2,908)	(3,274)
Loss recognized due to curtailment	40	—	40	197	—	197
Amortization of prior service cost	37	3	40	82	—	82
Amortization of net (gain)loss	161	1,212	1,373	—	544	544

Net periodic benefit cost	$605	$2,837	$3,442	$942	$2,318	$3,260

The defined benefit pension plan obligations and assets are remeasured annually at December 31.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. defined benefit plan—The Company contributed $0.6 million and $1.1 million for the period ended September 30, 2015 and 2014, respectively. The Company expects to contribute $0.1 million to the U.S. pension plans in the remainder of 2015.

Non U.S. defined benefit plan—The Company contributed $2.9 million and $2.2 million for the period ended September 30, 2015 and 2014, respectively. The Company expects to contribute $0.2 million to the non-U.S. pension plans in the remainder of 2015.

12. Contingencies

Litigation—The Company received a claim on March 21, 2011, from a former customer relating to an alleged breach of warranty and breach of contract regarding delivery of resin products during the period 2005 through 2009. A trial commenced on February 18, 2014 and a verdict was rendered on March 6, 2014. The jury assessed damages against the Company for $70.1 million and the Company recorded a litigation accrual of $70.1 million at December 31, 2013. In addition the claimant filed claims in 2014 for fees, costs and interest of approximately $35.0 million. At December 31, 2014, the Company estimated the probable damages to be paid for these claims at $9.1 million. At the end of April 2015, the court awarded $18.9 million of the $35 million claimed. As a result, the Company increased its accrual by $9.8 million at March 31, 2015 to the awarded damages of $18.9 million. The Company will appeal against this verdict. The Company accrued $4 million and $1 million of post-judgement interest at September 30, 2015 and December 31, 2014 respectively. The Company has accrued for all claims awarded by the court in full amounting to a total of $93.1 million as September 30, 2015 since this is our best estimate of the probable damages to be paid. At December 31, 2014, the Company accrued at an amount of $80.2 million. The insurance company is expected to reimburse the Company for the full claim. We consider the realization of these insurance proceeds probable and have recorded an insurance receivable of $93.1 million and $80.2 million as of September 30, 2015 and December 31, 2014, respectively.

The Company received a $2.2 million claim in June 2014 from a customer of a distributor for products sold in the personal care market. The personal care business was sold in 2013. The claimant alleged that it suffered a loss as the result of reliance on certain product information provided by Arizona, including product losses and loss of business and margin. We have estimated the claim in the range of $0.6 million to $2.2 million. We have accrued $0.6 million as of December 31, 2014 and as of September 30, 2015. This claim has been reported to our liability insurance carrier and we believe we are entitled to a defense and indemnity for this claim. Any potential related insurance proceeds will be recognized in the condensed financial statements when realization of such amounts is considered probable and reasonably estimable.

The Company is a party to various lawsuits, claims, and contingent liabilities arising from the conduct of its business; however, in the opinion of management, based on the advice of counsel, none are expected to have a material adverse effect on consolidated income, cash flows, or the financial position of the Company.

Environmental Costs and Obligations—The environmental liabilities were $4.5 million and $4.8 million as of September 30, 2015 and December 31, 2014, respectively. Environmental liabilities cover different environmental claims including a liability for the Langrôr-CTO spill. As of December 31, 2014, all identified remediation work has been completed. Although we believe all remediation has been completed at this time, there is a need for continued monitoring and testing in the foreseeable future. Should any contaminated areas arise, there will be a need for remediation efforts, which will be covered by our insurance policy. The costs for this testing, monitoring and potential remediation are not probable or reasonably quantifiable as of September 30, 2015. The accrual at September 30, 2015 mainly relates to a potential penalty which is contested by the Company.

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

We recorded separately the indemnification from former owners for certain environmental remediation costs as of September 30, 2015 and December 31, 2014, as follows (in thousands of U.S. dollars):

	September 30, 2015	December 31, 2014
Indemnification included in related party receivables	$3,506	$2,835
Indemnification included in other receivables	393	424

Total	$3,899	$3,259

13. Share-Based Compensation

Common Profit Interests—From March 2007 through May 2010, AZ Chem Investments LLC, the general partner of AZ Chem Investments Partners LP, granted common profit interests to certain participants in AZ Chem MIV I and AZ Chem MIV II LP and allowed a fully-vested participant to monetize his or her interests upon the achievement of a sale or initial public offering (“IPO”) of our Company.

The common profit interests are recognized as compensation expense at fair market value when probable of monetization. In the second quarter of 2014, we distributed $8.2 million to the common profit interests’ holders as part of the dividends paid to the shareholders of our Company (See Note 8). These distributions were recognized as compensation expense in the second quarter of 2014 for shareholders that are also employees of the Company.

The approximate fair value at September 30, 2015 and December 31, 2014, of the outstanding common profit interests amounted to $7.1 million and $10.2 million, respectively.

The outstanding common profit interests at September 30, 2015 and December 31, 2014, were 204,649 units.

Profit Interest Units—The following table provides the activity in profit interest units for the nine months ended September 30, 2015 and the nine months ended September 30, 2014 (in U.S. dollars):

	Weighted Average Hurdle rate	Weighted Average Fair Value at Grant date	Number of Unvested B-units
Outstanding December 31, 2013	$234.72	$746.41	17,492
Granted	643.54	113.49	1,411
Forfeited	338.59	302.31	(4,621)

Outstanding September 30, 2014	$78.13	$827.60	14,282

	Weighted Average Hurdle rate	Weighted Average Fair Value at Grant date	Number of Unvested B-units
Outstanding December 31, 2014	$127.43	$739.84	8,165
Granted	486.20	77.63	3,500
Forfeited	—	967.04	(1,313)

Outstanding September 30, 2015	$264.91	$487.10	10,352

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The weighted-average assumptions used to calculate the fair value of the grants issued in the nine months ended September 30, 2015 and the year months ended December 31, 2014 are included in the following table:

	2015	2014
Share price	$486.20	$614.31
Exercise price (hurdle rate)	$486.20	$614.31
Risk-free rate	0.91%	0.99%
Volatility	21.53%	23.3%
Dividend yield	0.00%	0.00%
Expected term (years)	5	5

The risk-free rates were determined on U.S. Treasury constant maturity rates with remaining terms similar to expected terms of the awards. The volatility is based on analyzing the stock price and implied volatility of guideline companies. We used an estimated dividend yield in calculating if dividends are anticipated. The expected term of the awards is based on a requisite service period of five years, as it is considered probable that the EBITDA targets will be met.

Compensation expense was recognized using a graded vesting approach over the requisite service period, which is the implicit service period. The implicit service period is assessed on an annual basis. For the nine month period ended September 30, 2015 we released compensation costs of $0.2 million and recognized compensation costs amounting to $2.1 million for the nine month period ended September 30, 2014. The unrecognized compensation expense related to unvested profit interest units of $0.3 million is expected to be recognized over a weighted-average period of 2 years.

14. Shareholder’s Deficiency in Assets

The Company has 350 voting shares authorized and outstanding with a $0.01 U.S. dollar par value as of September 30, 2015 and September 30, 2014.

The following table shows the activity in equity for the nine months ended September 30, 2014:

		Accumulated Other Comprehensive Income		Total Accumulated other Comprehensive income (Loss)
	Note	Foreign currency translation adjustment	Loss from pension plans net of tax
Balance at January 1, 2014		$(4,276)	$(16,079)	$(20,355)
Foreign currency translation adjustment		(18,605)	—	(18,605)
Net loss from pension plans	11	—	823	823
Tax benefit on loss from pension plans		—	(118)	(118)

Balance at September 30, 2014		$(22,881)	$(15,374)	$(38,255)

ARIZONA CHEMICAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table shows the activity in equity for the nine months ended September 30, 2015:

		Accumulated Other Comprehensive Income		Total Accumulated other Comprehensive income (Loss)
	Note	Foreign currency translation adjustment	Loss from pension plans net of tax
Balance at January 1, 2015		$(32,016)	$(33,974)	$(65,990)
Foreign currency translation adjustment		(12,528)	—	(12,528)
Net loss from pension plans	11	—	1,453	1,453
Tax benefit on loss from pension plans		—	(143)	(143)

Balance at September 30, 2015		$(44,544)	$(32,664)	$(77,208)

15. Subsequent Events

The Company evaluated events and transactions that occurred during the period from September 30, 2015, the date of the balance sheet, through December 3, 2015, the date the condensed consolidated financial statements were available to be issued. Based on that evaluation, no subsequent events were identified.

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